                                                                   Exhibit 4.4

          THIS SENIOR NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE PAYING AGENCY AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE PAYING AGENT IN NEW YORK CITY.

          EACH HOLDER OF THIS SENIOR NOTE REPRESENTS TO THE ISSUER THAT (A) SUCH HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SENIOR NOTE (WITHOUT CONSENT OF THE ISSUER) OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A UNDER THE 1933 ACT, (II) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 UNDER THE 1933 ACT, (III) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT WITH THE PRIOR APPROVAL OF THE ISSUER OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT (WHICH THE ISSUER HAS NO OBLIGATION TO PREPARE OR FILE) AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SENIOR NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE AND TO DELIVER TO THE TRANSFEREE PRIOR TO SALE A COPY OF A NOTICE TO INVESTORS (COPIES OF WHICH MAY BE OBTAINED FROM THE PAYING AGENT).

                             MISSION ENERGY COMPANY

                           8-1/8% Senior Note Due 2002

No. R-                                                                $
                                                             CUSIP No. 605051AB7

          MISSION ENERGY COMPANY, a corporation duly organized under the laws of the State of California (herein called the "Issuer"), for value received, hereby promises to pay to ______________________________ or registered assigns, the principal sum of _____________________________ on June 15, 2002, and to pay
interest thereon from June 29, 1992 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on June 15 and December 15 in each year, commencing December 15, 1992 (each an "Interest Payment Date"), at the rate of 8-1/8% per annum, until the principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the rate per annum equal to the above rate plus 2% per annum on any overdue principal and on any overdue installment of interest. Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Paying Agency Agreement hereinafter referred to, be paid to the person (the "registered holder") in whose name this Security is registered at the close of business on the June 1 or December 1 (whether or not a business day), as the case may be (each a "Regular Record Date"), next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the registered holder on such Regular Record Date and shall be paid to the person in whose name this Security is registered at the close of business on a special record date for the payment of such interest to be fixed by the Issuer, notice of which shall be given to registered holders of Securities not less than 10 days prior to such special record date.

          Principal of this Security shall be payable against surrender hereof at the corporate trust office of the Paying Agent hereinafter referred to or at such other offices or agencies as the Issuer may designate by written notice to the registered holders. Payments of principal and interest on this Security shall be made, in accordance with the foregoing and subject to applicable laws and regulations, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, by check mailed on or before the due date for such payment to the person entitled thereto at such person's address appearing on the aforementioned register or, in the case of payments of principal to such other address as the registered holder may specify upon surrender of the Security for payment; PROVIDED, HOWEVER, that any payments shall be made, in the case of a registered holder of at least $5,000,000 aggregate principal amount of Securities, by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the United States of America if such registered holder so elects by giving written notice to the Paying Agent, not less than 15 days (or such fewer days as the Paying Agent may accept at its discretion) prior to the date of the first payment to be made to such registered holder, of such election and of the account to which payments are to be made.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Paying Agent by manual signature, this Security shall not be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed, manually or in facsimile and a facsimile of its corporate seal to be affixed hereto.

Dated:
                                      MISSION ENERGY COMPANY


                                      By
                                          -----------------------------
                                          Name:  Michael L. Noel
                                          Title: Senior Vice President and Chief
                                                 Financial Officer



Attest:


By
     -----------------------------
     Name:  Howard L. Mortensen
     Title:    Secretary



Certificate of Authentication:

         This is one of the Securities referred to in the within-mentioned Issuing and Paying Agency Agreement.


                                      THE FUJI BANK AND TRUST COMPANY

                                      as Paying Agent


                                      By
                                         -----------------------------
                                               Authorized Officer

          1. This Security is one of a duly authorized issue of securities of the Issuer designated as its 8-l/8% Senior Notes Due 2002 (herein called the "Securities"), limited in aggregate principal amount to $100,000,000, issued and to be issued in accordance with an Issuing and Paying Agency Agreement, dated as of June 15, 1992 (herein called the "Paying Agency Agreement"), between the Issuer and The Fuji Bank and Trust Company, as Paying Agent (herein called the "Paying Agent", which term includes any successor paying agent under the Paying Agency Agreement), copies of which Paying Agency Agreement are on file and available for inspection at the corporate trust office of the Paying Agent in the Borough of Manhattan, the City of New York.

          The Securities are unsecured direct, unconditional and general obligations of the Issuer and will rank equally with all other unsecured and unsubordinated indebtedness of the Issuer.

          2. The Securities are issuable only in fully registered form, without coupons, in minimum denominations of U.S.$100,000 and integral multiples of $1,000 above that amount.

          3. So long as this Security is outstanding, the Issuer shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange. The Issuer has initially appointed the corporate trust office of the Paying Agent as its agent in the Borough of Manhattan, The City of New York, for such purpose and has agreed to cause to be kept at such office a register in which, subject to such reasonable restrictions as it may prescribe, the Issuer will provide for the registration, registration and exchange of Securities and of transfers of Securities. The Issuer reserves the right to vary or terminate the appointment of The Fuji Bank and Trust Company as security registrar and paying agent or to appoint additional or other registrars and paying agents or to approve any change in the office through which any security registrar and paying agent acts, provided that there will at all times be a security registrar or paying agent in the Borough of Manhattan, The City of New York. The Company shall give prompt written notice to the holder of this Security of any appointment or termination of appointment of the Paying Agent as security registrar or paying agent, or any change in the location of the office of any paying agent or security registrar.

          Subject to the transfer restrictions set forth on the face hereof and in the Paying Agency Agreement, the transfer of a Security is registrable on the aforementioned register upon surrender of such Security at the corporate trust office of the Paying Agent duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Paying Agent duly executed by, the registered holder thereof or its attorney duly authorized in writing, in each case with signature guaranteed. Upon such surrender of this Security for registration of transfer, the Issuer shall execute, and the

Paying Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities, dated the date of authentication thereof, of any authorized denominations and of a like aggregate principal amount.

          The Paying Agent shall not make any registration of transfer unless the proposed transferee of the Security has provided to the Paying Agent a representation that such proposed transferee is either a (i) Qualified Institutional Buyer as defined in Rule 144A under the 1933 Act and has provided to the Paying Agent a letter in the form of Exhibit B to the Paying Agency Agreement, or (ii) is transferring the Securities in an offshore transaction complying with the provisions of Rule 904 under the Act and has provided to the Paying Agent a letter in the form of Exhibit C to the Paying Agency Agreement.

          At the option of the registered holder upon request confirmed in writing, Securities may be exchanged for Securities of any authorized denominations and of a like tenor, form and aggregate principal amount upon surrender of the Securities to be exchanged at the corporate trust office of the Paying Agent. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Paying Agent shall authenticate and deliver, the Securities which the registered holder making the exchange is entitled to receive. Any registration of transfer or exchange will be effected upon the Paying Agent being satisfied with the documents of title and identity of the person making the request and subject to such reasonable restrictions as may be prescribed by the Issuer.

          All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Securities surrendered upon such registration of transfer or exchange. No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Issuer, the Paying Agent and any agent of the Issuer or the Paying Agent may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Issuer nor the Paying Agent nor any such agent shall be affected by notice to the contrary.

          4. (a) The Issuer shall pay to the Paying Agent at its principal office in the Borough of Manhattan, The City of New York, on or prior to each Interest Payment Date and the maturity date of the Securities, monies in such amounts sufficient (with any amounts then held by the Paying Agent and available for the purpose) to pay the interest on and the principal of the Securities due and payable on such Interest Payment Date or maturity date, as the case may be. The Paying Agent shall apply the amounts so paid to it to the payment of such interest and principal in accordance with the terms of the Securities. Any monies paid by the Issuer to the Paying Agent for the payment of the principal of or interest on any Securities and remaining unclaimed at the end of two years after such principal or Interest shall have become due and payable (whether at maturity or otherwise) shall then be repaid to the Issuer upon its written request, and upon such repayment all liability of the Paying Agent with respect thereto shall cease, without, however, limiting in any way any obligation the Issuer may have to pay the principal of and interest on this Security as the same shall become due.

          (b) In any case where the due date for the payment of the principal of or interest on any Security shall be at any place of payment a day on which banking institutions are authorized or obligated by law to close, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law to close, with the same force and effect as if made on the date for such payment, and no interest shall accrue for the period after such date.

          5. Except as set forth in Paragraph 3, the Issuer shall pay all stamp and other duties, if any, which may be imposed by the United States of America or any political subdivision thereof or taxing authority of or in the foregoing with respect to the Paying Agency Agreement or the original issuance of this Security.

          6. In the event of any of the following, there shall be an "Event of Default" under this Security:

                    (a) default in the payment of any interest on any Security for a period of 30 days after the date when due; or

                    (b) default in the payment of the principal of any Security when due (whether at maturity or otherwise); or

                    (c) default in the performance or breach of any other covenant or agreement contained in the Securities for a period of 90 days after the date on which written notice of such default requiring the Issuer to remedy the same and stating that such notice is a "Notice of Default" shall first have been given to the Issuer and the Paying Agent by the holders of at least 25% in principal amount of the Securities at the time Outstanding; or

                    (d) an event of default occurring under any instrument of the Issuer under which there may be issued, or by which there may secured or evidenced, any indebtedness for money borrowed resulting in the acceleration of such indebtedness, or any default occurring in payment of any such indebtedness at final maturity (and after the expiration of any applicable grace periods and the presentation of any debt instruments, if required); other than such indebtedness (i) which is payable solely out of the property or assets of a partnership, joint venture or similar entity of which the Issuer is a participant, or which is secured by a lien on the property or assets owned or held by such entity, without further recourse to or liability of the Issuer, or
          (ii) the principal of, and interest on, which, when added to the principal of and interest on all other such indebtedness (exclusive of indebtedness under clause (i) above), does not exceed $20,000,000; or

                    (e) the entering of any final judgments for the payment of money aggregating more than $20,000,000 (not adequately covered by insurance) against the Company and remaining undischarged, unvacated, unbonded and unstayed for more than 90 days, except while being contested in good faith by appropriate proceedings; or

                    (f) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer, and any such decree or order for relief or any such other decree or order shall continue unstayed and in effect for a period of 90 consecutive days; or

                    (g) commencement by the Issuer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Issuer to the entry of a decree or order for relief in respect of the Issuer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Issuer, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any such applicable Federal or state law, or the consent by the Issuer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or of any substantial part of its property, or the making by the Issuer of an assignment for the benefit of creditors, or the taking of action by the Issuer in furtherance of any such action;

the registered holder of this Security may, at such holder's option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Issuer and the Paying Agent at its corporate trust office, and unless all such defaults shall have been cured by the Issuer prior to receipt of such written notice, the principal of this Security and the interest accrued thereon shall become and be immediately due and payable.

          7. So long as any of the Securities are outstanding, the Issuer will not pledge, mortgage or hypothecate, or permit to exist, any mortgage, pledge or other lien upon, any property at any time directly owned by the Issuer, to secure any indebtedness for money borrowed which is incurred, issued, assumed or guaranteed by the Issuer ("Indebtedness"), without making effective provisions whereby the Securities shall be equally and ratably secured with any and all such Indebtedness and with any other Indebtedness similarly entitled to be equally and ratably secured; PROVIDED, HOWEVER, that this restriction shall not apply to or prevent the creation or existence of:

                    (a) liens existing at the original date of issuance of the Securities;

                    (b) purchase money liens which do not exceed the cost or value of the purchased property;

                    (c) other liens not to exceed 10% of Consolidated Net Tangible Assets; and

                    (d) liens granted in connection with extending, renewing, replacing or refinancing the Indebtedness (including, without limitation, increasing the principal amount of such Indebtedness) secured by liens described in the foregoing clauses (a) through (c).

          In the event that the Issuer shall propose to pledge, mortgage or hypothecate any property at any time directly owned by it to secure any Indebtedness, other than as permitted by subdivisions (a) to (d), inclusive, of this paragraph 7, the Issuer will prior thereto give written notice thereof to the Paying Agent, who shall give notice to the registered holders of the Securities in accordance with Section 13 of the Paying Agency Agreement, and the Issuer will, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the Securities equally and ratably with such Indebtedness.

          For purposes of the Securities,

          "CONSOLIDATED CURRENT ASSETS" and "CONSOLIDATED CURRENT LIABILITIES" shall mean such assets and liabilities of the Company on a consolidated basis as shall be determined in accordance with GAAP to constitute current assets and current liabilities, respectively, provided that inventory shall be valued at the lower of cost (using the first-in first-out method) or market.

          "CONSOLIDATED NET INCOME" for any period, shall mean the net income of the Company determined on a consolidated basis in accordance with GAAP.

          "CONSOLIDATED NET TANGIBLE ASSETS" shall mean, as of the date of any determination thereof, Consolidated Total Assets as of such date less the sum of
(i) Consolidated Current Liabilities, and (ii) assets properly classified as Intangible Assets.

          "CONSOLIDATED TANGIBLE NET WORTH" shall mean as of the date of any determination thereof, shareholders equity on a consolidated basis in accordance with GAAP, less Intangible Assets.

          "CONSOLIDATED TOTAL ASSETS" shall mean, as of the date of any determination thereof, the total amount of all assets of the Company determined on a consolidated basis in accordance with GAAP.

          "GAAP" shall mean Generally Accepted Accounting Principles in the United States at the time of delivery of this Security.

          "INTANGIBLE ASSETS" of any person shall mean, as of the date of any determination thereof, all assets properly classified as intangible assets in accordance with GAAP except for any intangible assets which are distribution or related contracts with an assignable use.

          "TANGIBLE ASSETS" of any person shall mean, as of the date of any determination thereof, the total amount of all assets (as determined in accordance with GAAP) of such person (less depreciation, depletion and other properly deductible valuation reserves) after deducting all Intangible Assets.

          8. (a) The Issuer shall not consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets substantially as an entirety to any person, and the Issuer shall not permit any person to consolidate with or merge into the Issuer unless: (i) at the time of such consolidation, merger, sale or lease, no Event of Default hereunder shall have occurred and be continuing and (ii) the Issuer is the surviving or continuing corporation or the surviving or continuing corporation or corporation which acquires by sale, conveyance, transfer or lease is incorporated in the United States of America or Canada and expressly assumes the payment and performance of all obligations of the Issuer under the Paying Agency Agreement and hereunder.

          (b) Except for the sale of all or substantially all of the assets of the Issuer pursuant to 8(a) above, and other than assets required to be sold to conform with governmental regulation, the Issuer will not sell or otherwise dispose of any assets if on a pro forma basis, the aggregate net book value of all such sales during the most recent 12-month period would exceed 10 percent of Consolidated Net Tangible Assets computed as of the end of the most recent quarter preceding such sale; PROVIDED, HOWEVER, that any such sales shall be disregarded for purposes of this 10 percent limitation if the proceeds are invested in assets in similar or related lines of business for the Issuer and, provided further, that the Issuer may sell or otherwise dispose of assets in excess of such 10 percent if the proceeds from such sales or dispositions, which are not reinvested as provided above, are retained by the Issuer as cash or cash equivalents.

          9. The Issuer will not permit Consolidated Tangible Net Worth to be less than $400,000,000 plus 25 percent of Consolidated Net Income earned in and after the calendar quarter in which this Security is delivered at any time until the principal of, and interest on, this Security shall have been paid in full to the registered holder hereof, whether at maturity or otherwise.

          10. As long as the Issuer is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at anytime, upon the request of a registered holder of this Security, the Issuer (or the Paying Agent upon request by and at the expense of the Issuer after being furnished such information by the Issuer) will promptly furnish or cause to be furnished "Rule 144A Information" (as defined below) to such holder or to a prospective purchaser of such Security designated by such holder in order to permit compliance by such holder with Rule 144A under the Act in connection with the resale of such Security by such holder. "Rule 144A Information" shall be such information as is specified pursuant to Rule l44A(d) (4) under the Act (or any successor provision thereto); PROVIDED, HOWEVER, that the Issuer shall not be required to provide more information than was required by Rule 144A as in effect on the date of the original issuance of the Securities but may elect to do so if necessary to comply with subsequent revisions of Rule 144A. The Issuer (or the Paying Agent upon request by and at the expense of the Issuer after being furnished such information by the Issuer) will furnish or cause to be furnished to registered holders of Securities, annual consolidated financial statements of the Issuer prepared in accordance with generally accepted accounting principles applied consistently (except as otherwise noted therein) with those of the prior year (together with notes thereto and a report thereon by an independent accountant of established national reputation), such statements to be so furnished as soon as reasonably available and in any event within 120 days after the end of the fiscal year covered thereby. In addition, at the request of the registered holders of Securities, the Paying Agent (at the expense of the Issuer after being furnished such information by the Issuer) will furnish or cause to be furnished unaudited condensed consolidated comparative balance sheets, statements of income and statements of cash flows of the Issuer for each of the first three fiscal quarters and the corresponding quarter of the prior year prepared in accordance with generally accepted accounting principles applied consistently (except as otherwise noted therein).

          11. If any mutilated Security is surrendered to the Paying Agent, the Issuer shall execute, and the Paying Agent shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding. If there be delivered to the Issuer and the Paying Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Issuer or the Paying Agent that such Security has been acquired by a bona fide purchaser, the Issuer shall execute, and upon its request the Paying Agent shall authenticate and deliver in lieu of any such destroyed, lost or stolen Security a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

          Upon the issuance of any new Security under this Paragraph 11, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and the expenses of the Paying Agent) connected therewith.

          Every new Security issued pursuant to this Paragraph 11 in lieu of any destroyed, lost or stolen Security, shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone.

          Any new Security delivered pursuant to this Paragraph 11 shall be so dated that neither gain nor loss in interest shall result from such exchange.

          The provisions of this Paragraph 11 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          12. Section 11 of the Paying Agency Agreement provides that, with certain exceptions as therein provided and by written consent of a majority in the aggregate principal amount of all Outstanding Securities (as defined in the Paying Agency Agreement), the Issuer and the Paying Agent may modify, amend or supplement the Paying Agency Agreement or the terms of the Securities or may give consents or waivers or take other actions with respect thereto; PROVIDED, HOWEVER, that no such action may, without the consent of the holder of each Security affected thereby, (a) change the due date for the payment of the principal of or any installment of interest on any Security, (b) reduce the principal amount of any Security or the interest rate thereon, (c) change the coin or currency in which interest or principal in respect of Securities are payable, (d) modify the obligation of the Issuer to maintain an office or agency in the Borough of Manhattan, The City of New York, for the payment of principal and interest with respect to the Securities, or (e) reduce the proportion of the principal amount of Securities the consent of the holders of which is necessary to modify, amend or supplement the Paying Agency Agreement or the terms and conditions of the Securities or to make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action provided hereby or thereby to be made, taken or given. Any such modification, amendment, supplement, consent, waiver or other action shall be conclusive and binding on the holder of this Security and on all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange for or in lieu hereof, whether or not notation thereof is made upon this Security. The Issuer and the Paying Agent may, without the consent of any holder of Securities, amend this Agreement or the Securities for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner which the Issuer and the Paying Agent may determine that shall not be inconsistent with the Securities and shall not adversely affect the interest of any holder of Securities.

          13. No reference herein to the Paying Agency Agreement and no provision of this Security or of the Paying Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          14. A. The Issuer may at its option, by Issuer Order (as defined in the Paying Agency Agreement) delivered to the Paying Agent, elect to have either subparagraph (b) or subparagraph (c) of this Paragraph 14 applied to the Outstanding Securities (as defined in the Paying Agency Agreement) upon compliance with the conditions set forth below in this Paragraph 14.

          1. Upon the Issuer's exercise of the option provided in subparagraph
(a) hereof applicable to this subparagraph (b), the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under the Securities and the Paying Agency Agreement insofar as the Securities are concerned (and the Issuer and the Paying Agent shall execute proper instruments acknowledging the same), except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of holders of the Securities to receive, solely from the trust fund described in subparagraph (d) hereof and as more fully set forth in such paragraph, payments in respect of the principal of and any interest on the Securities when such payments are due, (ii) the Issuer's obligations with respect to the Securities under Sections 1(d), 2, 4(a), 5, 6, 7, 9, 10 and 14 of the Paying Agency Agreement and Paragraph 3, 4(a), 10 and 11 of the Securities and (iii) this Paragraph 14. Subject to compliance with this Paragraph 14, the Issuer may exercise its option under this subparagraph (b) notwithstanding the prior exercise of its option under subparagraph (c).

          2. Upon the Issuer's exercise of the option provided in subparagraph
(a) applicable to this subparagraph (c), the Issuer shall be released from its obligations under Paragraphs 6(c), 7, 8 and 9 of the Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"). For this purpose, covenant defeasance means that the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Paragraph, whether directly or indirectly by reason of any reference elsewhere herein to any such Paragraph or by reason of any reference in any such Paragraph to any other provision herein or in any other document, but the remainder of the Issuer's obligations shall be unaffected thereby.

          3. The following shall be the conditions to application of either subparagraph (b) or subparagraph (c) of this Paragraph 14 to the then Outstanding Securities:

          1. The Issuer shall irrevocably have deposited or caused to be deposited with a trustee, who may be the Paying Agent and who shall agree to comply with the provisions of this Paragraph 14 applicable to it (the "Defeasance Trustee"), as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations and/or Eligible Obligations (as hereinafter defined) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Defeasance Trustee, to pay and discharge, and which shall be applied by the Defeasance Trustee to pay and discharge, the principal of and each installment of interest on the Securities on the stated maturity of such principal or installment of interest in accordance with the terms of the Paying Agency Agreement and of this Security. For this purpose: "U.S. Government Obligations" means securities that are (x) direct obligations of


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



     the United States of America for the payment of which its full faith and credit are pledged or (y) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the 1933 Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, PROVIDED that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt; and "Eligible Obligations" means interest bearing obligations as a result of the deposit of which the Securities are rated at the time of deposit in the highest generic long-term debt rating category assigned to legally defeased debt by one or more nationally recognized rating agencies.

          2. In the case of an election under subparagraph (b), the Issuer shall have delivered to the Defeasance Trustee an opinion of counsel stating that
     (x) the Issuer has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (y) since the date of the Paying Agency Agreement there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the Outstanding Securities will not recognize gain or loss for U.S. Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

          3. In the case of an election under subparagraph (c), the Issuer shall have delivered to the Defeasance Trustee an opinion of counsel to the effect that the holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

          4. No Event of Default or event which with notice or lapse of time or both would become such an Event of Default (other than the events specified in subparagraphs 6(c), (d) and (e) hereof) shall have occurred and be continuing on the date of such deposit or, insofar as subparagraphs 6(f) and (g) of the Securities are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

          5. Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Issuer is a party or by which it is bound.

          6. The Issuer shall have delivered to the Paying Agent and the Defeasance Trustee a certificate signed by an Authorized Officer (as defined in the Paying Agency Agreement) and an opinion of counsel, each stating that all conditions precedent provided for relating to either the defeasance under subparagraph (b) or the covenant defeasance under subparagraph (c) (as the case may be) have been complied with.

          7. The Issuer shall have delivered to the Defeasance Trustee an opinion of counsel to the effect that such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

          4. All money, U.S. Government Obligations and Eligible Obligations (including the proceeds thereof) deposited with the Defeasance Trustee pursuant to subparagraph (d) in respect of the Securities shall be held in trust and applied by the Defeasance Trustee, in accordance with the provisions of the Securities and the Paying Agency Agreement, to the payment, directly to the holders of the Securities, of all sums due and to become due thereon in respect of principal and any interest, but such money need not be segregated from other funds except to the extent required by law. Any money deposited with the Defeasance Trustee for the payment of the principal of or any interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon Issuer Order; and the holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Defeasance Trustee with respect to such trust money shall thereupon cease.

          5. If the Defeasance Trustee is unable to apply any money in accordance with subparagraph (b) or (c) by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under the Paying Agency Agreement and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Paragraph 14 until such time as the Defeasance Trustee is permitted to apply all such money in accordance with subparagraph (b) or (c); PROVIDED, HOWEVER, that if the Issuer makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the holders of such Securities to receive such payment from the money held by the Defeasance Trustee.

          15. This Security shall be governed by and construed in accordance with the laws of the State of New York.



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


                                  ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

          TEN-COM -- as tenants in common

          TEN ENT -- as tenants by the entireties

          JT TEN -- as joint tenants with right of survivorship and not as tenants in common

          UNIF GIFT MIN ACT -     . . . . . .Custodian . . . . . .
                                  (Custodian)              (Minor)
                                  Under Uniform Gifts to Minors Act
                                  . . . . . . . . . . . . . . . . .
                                              (State)

          Additional abbreviations may also be used though not in the above list.

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(Please print or typewrite name and address including zip code of Assignee and insert Taxpayer Identification No.)

the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.

Date:                                  x
      -----------------                  ---------------------------------------
                                       Notice: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.


                                       17